As filed with the Securities and Exchange Commission on July 8, 2008.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	52-2054948
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio	44105
(Address of Principal Executive Offices)	(Zip Code)

TFS FINANCIAL CORPORATION

2008 EQUITY INCENTIVE PLAN

(Full title of the plan)

Marc A. Stefanski

Chairman, President and Chief Executive Officer

TFS Financial Corporation

7007 Broadway Avenue

Cleveland, Ohio 44105

(Name and address of agent for service)

(216) 441-6000

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

R. Steven Kestner, Esq.

Baker & Hostetler LLP

3200 National City Center

1900 East Ninth Street

Cleveland, Ohio 44114

(216) 621-0200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	23,000,000 Shares	$11.61	$267,030,000	$10,494.28

(1)	Pursuant to Rule 416(a), the amount of securities registered under this Registration Statement shall include an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the TFS Financial Corporation 2008 Equity Incentive Plan.
(2)	The registration fee has been calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices on July 1, 2008 of the Registrant’s shares of Common Stock as reported on the NASDAQ Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement.

(a)	The Annual Report on Form 10-K of TFS Financial Corporation (the “Registrant” or the “Company”) for the fiscal year ended September 30, 2007;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2007 and March 31, 2008;

(c)	The Company’s Current Reports on Form 8-K filed on April 28, 2008 and May 30, 2008; and

(d)	The description of the Common Stock, par value of $0.01 per share, of the Company (the “Common Stock”) included in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2007 (Registration No. 333-139295), under the heading “Description of Capital Stock of TFS Financial Corporation.”

All information filed (but not information furnished) in documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference is modified or superseded by a statement contained in a subsequently filed document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Section 545.121 of the Office of Thrift Supervision (“OTS”) regulations provides indemnification for directors and officers of Third Federal Savings and Loan Association of Cleveland (“Association”). Although there are no indemnification provisions in the charter and bylaws of the Company, all of the directors and officers of the Company are directors and officers of the Association and have indemnification under OTS Regulations as described below.

Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

(a)	Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b)	Indemnification shall be made to such person under paragraph (a) above only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members. However, no indemnification will be made unless the association gives OTS at least 60 days’ notice of its intention to make such indemnification. Such notice must state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors must be sent to the Regional Director, who will promptly acknowledge receipt thereof. The notice period will run from the date of such receipt. No such indemnification may be made if OTS advises the association in writing, within such notice period, of its objection thereto.

(c)	As used in this Item 6:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken; and

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
4.01	Amended and Restated Charter of the Company.

4.02	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on April 28, 2008 and incorporated by reference herein).

5.01	Opinion of Baker & Hostetler LLP as to legality of the shares of Common Stock being registered.

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto).

24.01	Power of Attorney (included at page 6).

99.01	TFS Financial Corporation 2008 Equity Incentive Plan.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”).

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 8th day of July, 2008.

TFS FINANCIAL CORPORATION
(Registrant)

By	/s/ Marc A. Stefanski
Marc A. Stefanski
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc A. Stefanski and John P. Ringenbach, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 8th day of July, 2008.

/s/ Marc A. Stefanski	Chairman of the Board, President and Chief Executive Officer
Marc A. Stefanski	(Principal Executive Officer and Director)

/s/ David S. Huffman	Chief Financial Officer (Principal Financial Officer)
David S. Huffman

/s/ Judith Z. Adam	Chief Accounting Officer (Principal Accounting Officer)
Judith Z. Adam

/s/ Anthony J. Asher	Director
Anthony J. Asher

/s/ Thomas J. Baird	Director
Thomas J. Baird

/s/ Martin J. Cohen	Director
Martin J. Cohen

/s/ Robert A. Fiala	Director
Robert A. Fiala

/s/ John J. Fitzpatrick	Director
John J. Fitzpatrick

/s/ James S. Gascoigne	Director
James S. Gascoigne

/s/ Bernard S. Kobak	Director
Bernard S. Kobak

/s/ William C. Mulligan	Director
William C. Mulligan

/s/ Marianne Piterans	Director
Marianne Piterans

/s/ Paul W. Stefanik	Director
Paul W. Stefanik

/s/ Anthony W. Zepp	Director
Anthony W. Zepp

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
4.01	Amended and Restated Charter of the Company.

4.02	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on April 28, 2008 and incorporated by reference herein).

5.01	Opinion of Baker & Hostetler LLP as to legality of the shares of Common Stock being registered.

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto).

24.01	Power of Attorney (included at page 6).

99.01	TFS Financial Corporation 2008 Equity Incentive Plan.